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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
YOUNG INNOVATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUNG INNOVATIONS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 12, 2003

TO THE SHAREHOLDERS:

        The Annual Meeting of Shareholders of Young Innovations, Inc. (the "Company") will be held at the Renaissance St. Louis Airport Hotel, 9801 Natural Bridge Road, St. Louis, Missouri, 63134, on May 12, 2003, at 10:00 A.M., St. Louis time, for the following purposes:

  1.
  To elect nine Directors to serve until the Annual Meeting of Shareholders in 2004 or until their successors are duly elected and qualified; and

  2.
  To consider and transact such other business as may properly come before the meeting.

        Only shareholders whose names appear of record at the Company's close of business on March 24, 2003 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,
Alfred E. Brennan Chief Executive Officer
April 7, 2003 Earth City, Missouri

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

YOUNG INNOVATIONS, INC.
13705 Shoreline Court East
Earth City, Missouri 63045
PROXY STATEMENT
Annual Meeting of Shareholders
to be held May 12, 2003

        This Proxy Statement is being furnished to the common shareholders of Young Innovations, Inc. (the "Company") on or about April 7, 2003 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders (the "Annual Meeting") to be held on May 12, 2003 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

        Holders of shares of common stock, par value $0.01 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 24, 2003 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 8,968,455 shares of Common Stock were outstanding. Holders of Common Stock (the "Shareholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

        Election of each director requires the affirmative vote of holders of a majority of the Shares represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors.

        Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

        All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045 (telephone number (314) 344-0010).

        The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

        The Annual Report to Shareholders for fiscal year 2002 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

The date of this Proxy Statement is April 7, 2003.

Proposal 1: Election of Directors

        Pursuant to the By-laws of the Company, the Company's Directors are elected annually and hold office until their successors are duly elected and qualified.

        It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, all of whom are members of the present Board of Directors. It is expected that the nominees will serve; but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

        The following table sets forth the names, ages, principal occupations and other information respecting the director nominees:

Director	Age	Principal Occupation During Past 5 Years
George E. Richmond	69
		Chairman of the Board since 1997, Chief Executive Officer from 1995 to 2002, Director of the Company since its organization in 1995, President of Young Dental Manufacturing Company ("Young Dental") (predecessor to the Company) from 1961 until 1997.
Alfred E. Brennan	50	President since July 1998, Chief Executive Officer since January 2002, Chief Operating Officer of the Company from October 1997 to May 2002, and Director of the Company since August 1997.
Arthur L. Herbst, Jr.	39
		Chief Operating Officer since May 2002, Chief Financial Officer since February 1999, Secretary since April 2000, Executive Vice President since October 1998 and a Director of the Company since November 1997. Vice President and Portfolio Manager with Roberts, Glore & Co, a registered investment advisor, from September 1995 to November 1998.
Richard G. Richmond	48
		A Director of the Company since 1995. Internal consultant to the Company. Vice President of the Company from February 1999 to April 2000 and Secretary of the Company from August 1995 to April 2000. President of Young Dental from July 1997 to April 2000 and a Director of Young Dental since June 1989. Mr. Richmond is George Richmond's son.
Richard P. Conerly(1)	78
		Director of the Company since August 1997. Retired since 1994. Chairman and Chief Executive Officer of Orion Capital Inc., a private investment company, from 1987 to 1994. Director of LaBarge, Inc., a manufacturer of electronic systems, cable assemblies and interconnect assemblies, ("LaBarge").
Craig E. LaBarge(1)	52
		Director of the Company since August 1997. Chief Executive Officer of LaBarge since 1991 and President of LaBarge since 1986. Director of LaBarge, and TALX Corporation, a provider of software and services for human resource assistance.

Connie H. Drisko, DDS(2)	62
		Director of the Company since January 1998. Associate Dean for Academic Planning and Faculty Personnel, Director of Clinical Research at the University of Louisville since January 2002. Professor and Chairperson of the Department of Periodontics, Endodontics and Dental Hygiene at the University of Louisville School of Dentistry September 1993 to 2002; prior to 1993 held various teaching positions in Periodontic Department, University of Missouri Kansas City for ten years.
James R. O'Brien(2)	58
		Director of the Company since October 1998. Managing Director of Catapult Advisors, LLC since January 2003. Owner of The Wellston Group, a consulting group, from 1995 to December 2002. Chief Operating Officer of Swingster Company, a manufacturer and distributor of corporate logoed merchandise, from 1994 through 1995.
Brian F. Bremer(1)(2)	66	Director of the Company since May 1999. Partner in CroBern Management Partnership, a venture capital investment group, since 1995.

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

        The Board of Directors does not have a nominating committee. However, the Board of Directors will consider nomination recommendations from shareholders, which should be addressed to the Company's corporate secretary at the Company's principal executive offices.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO APPROVE THE BOARD OF DIRECTORS' SLATE OF NOMINEES STANDING FOR ELECTION.

Information Concerning the Board of Directors and its Committees

        The Board of Directors met five times during 2002. All directors attended at least 75% of the meetings of the Board except for Dr. Drisko who attended three of the five meetings. All committee members attended all of the committee meetings upon which they served in 2002.

Compensation of Directors

        Non-Employee directors of the Company receive $1,000 for each board meeting attended and $500 per telephonic meeting and committee meeting as well as reimbursement for all expenses incurred in attending the meetings. Full-time employees of the Company who serve as directors receive only reimbursement of expenses incurred in attending meetings. Pursuant to the Company's Amended and Restated 1997 Stock Option Plan each non-employee director of the Company received a grant of an option to purchase up to 7,500 shares of the Company's Common Stock.

Committees

        The Board of Directors has standing Audit and Compensation Committees.

        The Audit Committee met twice during 2002. The Committee is composed of Richard P. Conerly, Craig E. LaBarge, and Brian F. Bremer. In January 2003, the Board of Directors granted the Audit Committee sole authority to hire the independent accountants and approve non-audit services. The

Committee's responsibilities include evaluation of significant matters relating to the audit and internal controls of the Company and review of the scope and results of audits by the independent auditors. All of the members of the audit committee are independent as defined in the Nasdaq listing standards.

        The Compensation Committee met three times during 2002. The Committee is composed of Brian F. Bremer, Connie H. Drisko, and James R. O'Brien. The Committee reviews the Company's remuneration policies and practices, including executive salaries, compensation and other employee benefits, and administers and determines awards under the Company's Amended and Restated 1997 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

        During 2002, no executive officer of the Company served on the Board of Directors or compensation committee of any other company with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2002, and no member of the Compensation Committee was formerly an officer of the Company.

EXECUTIVE COMPENSATION

        The following table summarizes the annual and long-term compensation earned or awarded to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers at December 31, 2002, during the last three fiscal years for services rendered to the Company and its subsidiaries.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonuses ($)(1)		Restricted Stock Awards ($)(2)		Securities Underlying Options (#)(3)	All Other Compensation ($)(4)
George E. Richmond(5) Chairman of the Board	2002 2001 2000	$129,951 303,000 252,000	$	— — 75,000		— — —	— — —	— — —
Alfred E. Brennan(5) President and Chief Executive Officer	2002 2001 2000	$350,000 302,000 243,800		$90,000 170,000 100,000	$	— 841,200 —	— 150,000 —	$10,622 2,250 5,151
Arthur L. Herbst, Jr.(6) Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary	2002 2001 2000	$275,000 254,000 200,341		$75,000 140,000 100,000	$	— 841,200 —	— 150,000 —	$2,448 4,397 1,471
Eric J. Stetzel Vice President	2002 2001 2000	$169,000 159,000 159,000		$75,000 75,000 75,000		— — —	— 37,500 —	$4,111 4,111 4,111
Daniel E. Garrick Vice President and Assistant Secretary	2002 2001 2000	$125,000 101,000 70,000		$37,500 37,500 25,000		— — —	— 22,500 —	— — —
Sean T. O'Connor Vice President	2002 2001 2000	$125,000 101,000 70,000		$37,500 37,500 25,000		— — —	— 22,500 —	— — —

(1)
Annual bonus amounts were earned and accrued during the fiscal years indicated and paid either in the fiscal year indicated or in the following year.

(2)
This column shows the market value of restricted stock awards on October 11, 2001, the date on which the shares of restricted stock were granted, to Mr. Brennan and Mr. Herbst. 60,000 shares were granted to Mr. Brennan and 60,000 shares were granted to Mr. Herbst. The shares of restricted stock have the same right as shares of Common Stock as to dividends. The restrictions on these shares granted lapse 20% each year starting 1 year from the date of grant. Mr. Brennan and Mr. Herbst each had 48,000 restricted shares as of December 31, 2002. The aggregate value of 48,000 shares as of December 31, 2002 was $1,116,960.

(3)
Represents stock options awarded under the Company's 1997 Amended and Restated Stock Option Plan.

(4)
Represents life and disability insurance premiums paid by the Company.

(5)
In January 2002, Mr. Richmond resigned as Chief Executive Officer and Mr. Brennan was elected Chief Executive Officer.

(6)
In May 2002, Mr. Herbst was elected Chief Operating Officer.

Option Grants in Last Fiscal Year

        During 2002, no options grants were made to named executive officers.

Option Exercises During 2002 and Option Values at December 31, 2002

        The following table sets forth certain information with respect to the named executive officers concerning their respective options exercised during 2002 and unexercised options held and the value thereof at fiscal year-end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)	Value of Unexercised In- the-Money Options at Fiscal Year End ($)(3)
	Shares Acquired on Exercise (#)(1)	Value Realized ($)(2)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
George E. Richmond	0	$0	0/0	$0/$0
Alfred E. Brennan	48,222	820,921	266,778/75,000	3,401,319/693,750
Arthur L. Herbst, Jr.	66,674	1,007,939	165,826/75,000	1,992,467/693,750
Eric J. Stetzel	52,125	691,609	16,875/30,000	200,422/277,500
Daniel E. Garrick	0	0	19,500/18,000	251,300/166,500
Sean T. O'Connor	0	0	19,500/18,000	251,300/166,500

(1)
Includes 27,222 incentive stock options exercised and held by Mr. Brennan and 33,073 incentive stock options exercised and held by Mr. Herbst.

(2)
Value realized represents the difference between the base or exercise price of the option shares and the market price of the option shares on the date the option was exercised, without considering any taxes that may have been owed. The market price was derived from taking the closing price on the date of exercise.

(3)
Based on the closing price of the Company's stock as quoted on the Nasdaq National Market on December 31, 2002, of $23.27.

Employment Agreements

        In April 2002, the Company entered into an employment agreement with George E. Richmond pursuant to which Mr. Richmond agreed to perform such duties as may be assigned to him by the Company's Board or Chief Executive Officer. The employment agreement was amended on May 14, 2002 to automatically renew at expiration unless either party terminates the agreement 90 days prior to expiration. The Company and Mr. Richmond agreed to continue his employment through December 31, 2004, pursuant to an amendment to Mr. Richmond's employment agreement dated March 28, 2003. Mr. Richmond's annual base salary under the agreement is $50,000. In exchange for Mr. Richmond agreeing to lifetime restrictions regarding non-disclosure of Confidential Information (as defined in the agreement), non-competition, and non-inducement, the Company shall pay to Mr. Richmond $50,000 per year for the remainder of Mr. Richmond's life following the termination of Mr. Richmond's employment with the Company, for any reason other than termination by the Company with Cause (as defined in the agreement). In addition, Mr. Richmond and the Company terminated Mr. Richmond's employment agreement that was entered into in July 2000.

        In June 2002, the Company entered into an employment agreement with Alfred E. Brennan pursuant to which Mr. Brennan agreed to serve as the Company's President and Chief Executive

Officer. The employment agreement expires on June 12, 2005. Mr. Brennan's current minimum annual base salary is $350,000. If a Change of Control (as defined in the agreement) occurs prior to June 12, 2006, the Company shall pay to Mr. Brennan, within thirty (30) days following the date of the Change of Control, a cash payment amount equal to 2.999 times Mr. Brennan's base amount (as such term is used in Section 280G(b)(3) of the Code).

        In June 2002, the Company entered into an employment agreement with Arthur L. Herbst, Jr. pursuant to which Mr. Herbst agreed to serve as the Company's Chief Operating Officer and Chief Financial Officer. The employment agreement expires on June 12, 2005. Mr. Herbst's current minimum annual base salary is $275,000. If a Change of Control (as defined in the agreement) occurs prior to June 12, 2006, the Company shall pay to Mr. Herbst, within thirty (30) days following the date of the Change of Control, a cash payment amount equal to 2.999 times Mr. Herbst's base amount (as such term is used in Section 280G(b)(3) of the Code).

        In June 2002, the Company entered into an employment agreement with Eric Stetzel pursuant to which Mr. Stetzel agreed to serve as a Vice President of the Company. The employment agreement expires on June 12, 2005. Mr. Stetzel's current minimum annual base salary is $170,000. If a Change of Control (as defined in the agreement) occurs prior to June 12, 2006, the Company shall pay to Mr. Stetzel, within thirty (30) days following the date of the Change of Control, a cash payment amount equal to 2.999 times Mr. Stetzel's base amount (as such term is used in Section 280G(b)(3) of the Code).

        In January 2001, the Company entered into a consulting agreement with Richard Richmond pursuant to which Mr. Richmond agreed to provide Services (as defined in the agreement) to the Company. The consulting agreement was amended in November 2001, and expired on June 30, 2002. Mr. Richmond's annual consulting fee was $86,502. Pursuant to Mr. Richmond's employment agreement that was entered into in September 1999, in exchange for Mr. Richmond's agreeing to restrictions regarding nondisclosure and noncompetition the Company agreed to pay Mr. Richmond an aggregate of $168,174, which was paid in 2002. In addition, Mr. Richmond and the Company terminated Mr. Richmond's employment agreement that was entered into in September 1999 and released each other from any further liabilities or obligations under the employment agreement.

REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for the Company's remuneration policies and practices, including salaries, compensation and other employee benefits, and administers and determines awards under the Company's Amended and Restated 1997 Stock Option Plan. It annually determines the compensation to be paid to the executive officers of the Company. The Committee is composed of outside directors.

Overview and Philosophy

        Executive compensation for 2002 was fixed by the Compensation Committee of the Company's Board of Directors. In developing the Company's executive compensation policies, the Committee has two principal objectives: 1) attracting, rewarding and retaining officers who possess outstanding talent, and 2) motivating the officers to achieve short-term and long-term corporate objectives that enhance shareholder value. Following annual reviews, the Committee authorizes appropriate changes as determined by the three primary components of executive compensation, which are: a) base salary, b) performance-based annual incentive bonus and c) long-term stock-based awards.

        In evaluating and setting the three components of compensation for executive officers, including the Chief Executive Officer of the Company, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities and achieving the Company's financial goals for the year; relative contributions of the individual to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; comparisons with compensation paid to individuals with similar skills and experience; and, comparisons with compensation paid by similarly situated companies. Such considerations are subjective, and except as described below specific measures are not used in the review process. The program is composed of base salary, performance-based annual incentive bonus and long-term stock-based awards. As of December 31, 2002, officers held 704,479 stock options to purchase shares of the Company's Common Stock and 96,000 shares of restricted stock were outstanding to officers.

Base Salary

        The Compensation Committee sets the minimum base salary and approves employment agreements for officers. See description of Employment Agreements. Adjustments to minimum base salary may be made by the Compensation Committee. Factors that the Compensation Committee may rely on in adjusting the minimum base salary of an executive include: whether the base salary is competitive with companies in the industries and geographic areas in which the Company competes; and the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's performance and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; however, it does not prescribe the relative weight to be given to any particular component.

Performance-Based Annual Incentive Bonus

        Performance-based annual incentive bonus is paid based on the individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities and achieving the Company's financial goals for the year; relative contributions of the individual to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid to individuals with similar skills and experience. In 2002, the Company continued its standard of performance philosophy whereby it will not pay any performance bonus compensation to executive officers unless the Company's operating income increases at double the rate of growth of the markets in which the Company participates.

Long-Term Stock-Based Awards

        In general, the Committee believes that equity based compensation should form a significant part of an executive's total compensation package. Stock options and restricted stock awards are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by the Company's shareholders over the option or vesting period. Stock options also provide executives the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option or restricted stock award was determined by factors similar to those considered in establishing base salary and bonus and as outlined under the Company's Amended and Restated 1997 Stock Option Plan.

Restricted Stock Awards

        In 2001, the Company granted 60,000 shares of restricted stock to each of Mr. Brennan and Mr. Herbst. The shares of restricted stock were granted to these executives in recognition of their successful efforts to significantly improve the Company's performance during their tenure with the Company and to provide them with strong incentive to continue to increase the value of the Company during their employment.

Compensation for the Chief Executive Officer

        The Committee applies the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. The Chief Executive Officer does not participate in setting the amount and nature of his compensation.

        The Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

Brian F. Bremer, Chairman
Connie H. Drisko
James R. O'Brien

AUDIT COMMITTEE REPORT

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to the 2001 Proxy Statement for the 2001 annual meeting of shareholders), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, corporate accountants and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

        We have reviewed and discussed with senior management the Company's audited financial statements included in the 2002 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

        We have discussed with KPMG LLP our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        We have received from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between KPMG LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. KPMG LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2002 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

Richard P. Conerly, Chairman
Craig E. LaBarge
Brian F. Bremer

Performance Graph

        The following graph and table compare the cumulative total shareholder return on the Company's Common Stock from December 31, 1997 through December 31, 2002, with the Russell 2000 Index and the S&P Health Care Index. The comparisons reflected in the table and graph are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance. The table and graph assume an investment of $100 in the Common Stock and the indexes on December 31, 1997 and the reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG YOUNG INNOVATIONS, INC., THE RUSSELL 2000 INDEX
AND THE S&P HEALTH CARE INDEX

DOLLARS
250
200
150
100
50
0
12/97
12/98
12/99
12/00
12/01
12/02

*$100 invested on 12/31/97 in stock or on 10/31/97 in index-including reinvestment of dividends. Fiscal Year ending December 31.

YOUNG INNOVATIONS, INC.
RUSSELL 2000
S&P HEALTH CARE INDEX

	Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
YOUNG INNOVATIONS, INC.	100.00	72.92	81.60	106.94	144.17	193.91
RUSSELL 2000	100.00	97.45	118.17	114.60	117.45	93.39
S & P HEALTH CARE INDEX	100.00	143.88	128.54	176.16	155.12	125.92

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 with respect to shares of the Corporation's Common Stock that may be issued under equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Security Holders(1)	896,629	$11.77	303,300
Equity Compensation Plans Not Approved by Security Holders	0	$0.00	0
Total	896,629	$11.77	303,300

(1)
The plan was created upon the completion of the Company's initial public offering on November 7, 1997. At that time, 750,000 shares were placed into the plan.

Certain Relationships and Related Party Transactions

        George Richmond is a 40% minority shareholder and former officer and director of Earth City Technologies ("Technologies"), a company located in Fenton, Missouri. Technologies repairs damaged scalers for the Company returned by its customers and sells scaler parts. Total amounts paid to Technologies for repairs/parts in 2002 were $1,000. Technologies purchases certain products and components from the Company from time to time. Total amounts billed to Technologies in 2002 were $83,000. Mr. Richmond is currently not an officer, director or employee of Technologies and plays no role in its management. The Company believes that arrangements with Technologies are on terms to the Company as favorable as could be obtained from unaffiliated third parties.

        On April 1, 2002, the Company entered into a consulting agreement with GER Consulting, Inc. ("GER") pursuant to which GER shall provide consulting services to the Company. George Richmond is the sole shareholder of GER. Under the terms of the consulting agreement, the Company shall pay GER $8,333.00 monthly. During 2002, the Company paid $75,000 in consulting fees to GER. The consulting agreement was amended on May 14, 2002 to automatically renew at expiration unless either party terminates the agreement 90 days prior to expiration. The Company and GER agreed to continue the consulting agreement through December 31, 2004, pursuant to an amendment to the agreement dated March 28, 2003.

        In October 2002, the Company repurchased 3,774 shares from both Alfred Brennan and Arthur Herbst to remit tax withholdings on their restricted stock in lieu of cash payment. Proceeds from each person's transaction for tax withholdings were approximately $93,300. The Company also purchased 8,226 shares from both Mr. Brennan and Mr. Herbst in payment for incentive stock options in October 2002. Proceeds from each person's incentive stock option transaction were approximately $217,800.

        In August 2000, Alfred Brennan borrowed $500,000 from the Company pursuant to a Promissory Note. Interest on the note accrues annually at a rate of 6.27% per annum on the amount of the principal outstanding. The note shall be paid off by Mr. Brennan upon the earlier to occur of the following: the termination of Mr. Brennan's employment with the Company or on August 7, 2003. As of December 31, 2002, $500,000 was outstanding under the note.

        The Company has adopted a policy that all transactions between the Company and any affiliated party will be approved by a majority of all members of the Company's Board of Directors and by a majority of the independent and disinterested Directors and will continue to be on terms no less favorable to the Company than terms the Company believes would be available from unaffiliated third parties.

        The Company believes that the terms of each of the above transactions are at least as favorable as those which could have been obtained from unrelated parties.

Securities Beneficially Owned by Management and Principal Shareholders

        The following table sets forth information as of March 24, 2003, concerning the ownership of Common Stock by (i) each Director, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, all Directors and executive officers as a group, and (ii) all persons known by the Company to be the beneficial owners of five percent or more of the Common Stock. On March 24, 2003, there were 8,968,455 shares of Common Stock issued and outstanding. The address of each Director and executive officer listed below is Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045.

	Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
(i)	George E. Richmond(2)	3,423,534	38%
	Richard G. Richmond(3)	272,450	3%
	Alfred E. Brennan(4)	362,199	4%
	Arthur L. Herbst, Jr.(5)	252,814	3%
	Brian F. Bremer(6)	7,500	*
	Richard P. Conerly(7)	15,000	*
	Connie H. Drisko(6)	7,500	*
	Craig E. LaBarge(6)	7,500	*
	James R. O'Brien(8)	15,000	*
	Eric J. Stetzel(9)	29,250	*
	Daniel E. Garrick(10)	24,000	*
	Sean T. O'Connor(11)	24,000	*
	All directors and executive officers as a group (12 persons)	4,440,747	50%
(ii)	Royce & Associates, LLC(12) 1414 Avenue of the Americas New York, NY 10019	538,750	6%
	Neuberger Berman, Inc.(13) 605 Third Avenue New York, NY 10158-3698	484,170	5%
	FMR Corp.(14) 82 Devonshire Street Boston, MA 02109	519,680	6%

*
Less than 1.0%.

(1)
Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares sole voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power. Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 555,018 shares of Common Stock.

(2)
Includes 2,145,140 shares held in a revocable trust as to which Mr. George E. Richmond has sole voting and dispositive power and 1,278,394 shares held in a trust as to which Mr. Richmond is a co-trustee and has sole voting power and shared dispositive power. Excludes 1,102 shares owned by Mr. Richmond's spouse.

(3)
Includes 272,450 shares held in a revocable trust as to which Mr. Richard G. Richmond has sole voting and dispositive power.

(4)
Includes 75,222 shares owned directly by Mr. Brennan, including 48,000 shares of restricted stock which vest over the next four years to which Mr. Brennan has voting power. Also includes 286,977 shares of Common Stock issuable to Mr. Brennan that may be acquired pursuant to stock options exercisable within sixty days.

(5)
Includes 83,773 shares owned directly by Mr. Herbst, including 48,000 shares of restricted stock which vest over the next four years to which Mr. Herbst has voting power, 167,541 shares of Common Stock issuable to Mr. Herbst that may be acquired pursuant to stock option exercises within sixty days, and 1,500 shares owned by Mr. Herbst's daughters over which Mr. Herbst has voting and dispositive powers. Excludes 1,875 shares owned by Mr. Herbst's spouse.

(6)
Includes 7,500 shares of Common Stock issuable to Messrs. Bremmer and LaBarge and Ms. Drisko that may be acquired pursuant to stock options exercisable within sixty days.

(7)
Includes 7,500 shares owned directly by Mr. Conerly and 7,500 shares of Common Stock issuable to Mr. Conerly that may be acquired pursuant to stock options exercisable within sixty days.

(8)
Includes 7,500 shares owned directly by Mr. O'Brien and 7,500 shares of Common Stock issuable to Mr. O'Brien that may be acquired pursuant to stock options exercisable within sixty days.

(9)
Includes 7,500 shares owned directly by Mr. Stetzel, 6,750 shares owned by Mr. Stetzel's family members over which Mr. Stetzel has voting and dispositive powers and 15,000 shares of Common Stock issuable to Mr. Stetzel that may be acquired pursuant to stock options exercisable within sixty days.

(10)
Includes 24,000 shares of Common Stock issuable to Mr. Garrick that may be acquired pursuant to stock options exercisable within sixty days.

(11)
Includes 24,000 shares of Common Stock issuable to Mr. O'Connor that may be acquired pursuant to stock options exercisable within sixty days.

(12)
Based on an Amendment to Schedule 13G filed by Royce & Associates, Inc. with the Securities and Exchange Commission dated February 6, 2003.

(13)
Based on a Schedule 13G filed by Neuberger Berman, Inc. with the Securities and Exchange Commission dated February 13, 2003.

(14)
Based on a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission dated February 14, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during 2002.

Independent Auditors

        KPMG LLP has been appointed by the Audit Committee, with authority granted by the Board of Directors, to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending December 31, 2003. On June 10, 2002, the Board of Directors, on the recommendation of the Audit Committee, dismissed Arthur Andersen LLP and appointed KPMG LLP as the Company's independent auditors. KPMG LLP completed their standard evaluation process on June 24, 2002 and accepted engagement with the Company. Arthur Andersen LLP served as the independent auditors for the Company and its predecessor from 1994 to 2002.

        The reports of Arthur Andersen LLP on the Company's financial statements for the two years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        In connection with the audits of the Company's financial statements for each of the two years ended December 31, 2001 and 2000, and through June 10, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused the firm to make reference to the matter in their reports.

        The Company provided Arthur Andersen with a copy of the foregoing disclosure.

        During the fiscal years ended December 31, 2001 and 2000 and through the date of the appointment, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The Company provided KPMG LLP with a copy of the foregoing disclosure.

        The Board of Directors expects that representatives of KPMG LLP will be present at the Annual Meeting to respond to shareholders questions and to have the opportunity to make any statements they consider appropriate.

Audit Fees

        The aggregate fees billed by KPMG LLP for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, were approximately $139,000.

Financial Information Systems Design and Implementation Fees

        There were no financial information systems design and implementation fees billed in 2002.

All Other Fees

        The aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year were approximately $26,000. These fees include work performed by the independent auditors with respect to a benefit plan audit and other general accounting work.

        The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

Shareholder Proposals

        Shareholder proposals intended to be presented at the 2004 Annual Meeting of Shareholders of the Company must be received by the Company at its address stated above by December 9, 2003 to be considered for inclusion in the Company's Proxy Statement and Proxy relating to such meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

        In order for a shareholder to bring other business before a shareholders meeting, notice must be received by the Company at its address stated above by February 23, 2004. Such notice must include various matters regarding the shareholder giving the notice and a description of the proposed business. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company's proxy statement.

Other Matters

        The Board of Directors does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Shareholders" and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors
Arthur L. Herbst, Jr. Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary
Date: April 7, 2003

        The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the meeting he or she was a beneficial owner of shares entitled to be voted at the meeting, on written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be directed to Young Innovations, Inc., Attention: Mr. Arthur L. Herbst, Jr., Secretary, 13705 Shoreline Court East, Earth City, Missouri 63045.

YOUNG INNOVATIONS, INC.
Proxy for the Annual Meeting of Shareholders—May 12, 2003
This Proxy is solicited on behalf of the Board of Directors

        The undersigned shareholder of YOUNG INNOVATIONS, INC., a Missouri corporation (the "Company"), hereby constitutes and appoints George E. Richmond and Arthur L. Herbst, Jr., and each of them, his Attorneys and Proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 12, 2003, at 10:00 A.M. and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposal 1, and in their discretion on all other matters coming before the Meeting.

        This proxy when properly executed will be voted in the manner directed by the shareholder, but if no direction is made, this Proxy will be voted FOR proposal 1

1.	ELECTION OF DIRECTORS:
	☐	FOR all nominees listed (except as marked below)	☐	WITHHOLD AUTHORITY to vote for nominees listed below.

George E. Richmond, Alfred E. Brennan, Arthur L. Herbst, Jr., Richard G. Richmond, Richard P. Conerly,
Craig E. LaBarge, Connie H. Drisko, James R. O'Brien and Brian F. Bremer

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), print such nominee's(s') Name(s) in the space provided below.)

PLEASE MARK (ON REVERSE SIDE), SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.

Signature of Shareholder
Signature of Shareholder
DATED: _______________________________, 2003.

QuickLinks

Proposal 1: Election of Directors
Information Concerning the Board of Directors and its Committees
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Performance Graph
Certain Relationships and Related Party Transactions
Securities Beneficially Owned by Management and Principal Shareholders
Section 16(a) Beneficial Ownership Reporting Compliance
Independent Auditors
Shareholder Proposals
Other Matters